Dated May 23, 2007
Filed Pursuant to Rule 433
Registration Statement No. 333-132201
15 NC 2-year US MTN Note
Final Terms and Conditions

Summary Terms
Issuer
:
Toyota Motor Credit Corporation ("TMCC") (Aaa/AAA)

Underwriter
:
Deutsche Bank Securities Inc. ("DBSI")

Documentation
:
US MTN Program

Denominations
:
10,000 x 1,000

Launch Date
:
May 23, 2007

Settlement Date
:
June 8, 2007

Maturity Date
:
June 8, 2022

Issue Size
:
USD 50,000,000 (may be increased prior to settlement date)

Issue Price
:
100.00%

Proceeds
:
100.00% (100% of issue size equals USD 50,000,000)

Re-offer Price
:
100.00%

Coupon
:
6.000%

Payment Dates
:
Interest on the Notes will be payable on December 8, 2007 and semi-annually thereafter on June 8 and December 8

Call Feature
:
The Notes will be callable in whole at par on June 8, 2009 and semi-annually thereafter on December 8 and June 8

Call Notification
:
10 calendar days notification on the Notes

Daycount Fraction
:
30 / 360, following unadjusted

Governing Law
:
New York

CUSIP
:
89233PG42

Business Days
:
New York

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, an underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611.

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